Exhibit 2

                                                            FINAL




                  AGREEMENT AND PLAN OF MERGER

                          BY AND AMONG


                  MICHAEL A. DODD, JANET DODD,
      JAMES G. FAVIER, JR., ROBERT J. BEALKY, LINDA BEALKY,
          ROBERT J. PFARR, THOMAS J. MOYERS, LARRY DODD
                    AND JAMES E. RICHARDS II
                         (SHAREHOLDERS),

            SOUTHWEST MICROELECTRONIC MATERIALS, INC.


                               AND

                        ALLIEDSIGNAL INC.

                              DATED

                        DECEMBER 22, 1998


                            SCHEDULES



          2.05                Allocation Schedule
          3.01                Organization
          3.02                The Shares
          3.04                No Breach
          3.05                Consents and Approvals
          3.07                Capitalization
          3.08                Financial Statements
          3.09                Absence of Certain Changes
          3.10                Absence of Undisclosed Liabilities
          3.12                Environmental Health and Safety
          3.13                Employee Benefit Plans
          3.14                Labor and Employment Matters
          3.16                Intellectual Property
          3.17                Contracts
          3.18                Assets
          3.19                Insurance
          3.20                Litigation; Warranty Claims;
                              Product Liability
          3.22                Customers
          3.23                Suppliers
          3.24                Assumed Contracts
          3.25                Certain Interests
          3.26                Accounts; Lockboxes; Safe Deposit
                              Boxes; Powers of Attorney
          3.29                Knowledge
          5.07                Employee Matters


                            EXHIBITS

Exhibit A Indemnity Escrow Agreement
Exhibit B Earnout Escrow Agreement
Exhibit C Earnout Amount Calculation
Exhibit D Form of Retention Agreements
Exhibit E Opinion of Counsel for the Company
Exhibit F Opinion of Counsel for AlliedSignal
Exhibit G Form of Registration Rights Agreement

                            AGREEMENT

     This Agreement and Plan of Merger (this "Agreement"), dated as of the 15th day of December, 1998, is made by and among Michael A. Dodd, Janet Dodd, James G. Favier Jr., Robert J. Bealky, Linda Bealky, Robert J. Pfarr, Thomas J. Moyers, Larry Dodd, and James E. Richards II (collectively, the "Shareholders"), Southwest Microelectronic Materials, Inc., an Arizona corporation (the "Company"), and AlliedSignal Inc., a Delaware corporation ("AlliedSignal").

                            RECITALS

     WHEREAS, the Company is in the business of developing, manufacturing and selling high purity electronic chemicals used in the semi-conductor industry (the "Business"); and

     WHEREAS, the Shareholders are the sole owners of all of the outstanding capital stock of the Company; and

     WHEREAS, AlliedSignal and the Company desire to adopt a plan of reorganization within the meaning of Section 368(a)(1)(A) of the Code, pursuant to which the Shareholders will receive shares of AlliedSignal Common Stock in a merger; and

     WHEREAS, AlliedSignal and the Company deem it advisable that the Company be merged into AlliedSignal with AlliedSignal as the surviving corporation pursuant to this Agreement and in accordance with the applicable statutes of the State of Delaware and the State of Arizona (the "Merger");

     NOW, THEREFORE, in consideration of the foregoing and the covenants, representations, warranties and agreements set forth below, the parties hereto agree as follows:

                            ARTICLE I
                           DEFINITIONS

     As used in this Agreement, the following capitalized terms shall have the meanings hereby ascribed to them.

     "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

     "Agreement" means this agreement including all recitals, exhibits and the Disclosure Schedules relating hereto.

     "AlliedSignal Common Stock" means common stock, $1.00 par value per share, of AlliedSignal.

     "Ancillary Agreements" means the Indemnity Escrow Agreement, the Earnout Escrow Agreement, the Retention Agreements and the
Registration Rights Agreement.

     "Arbiter" means a nationally recognized accounting firm mutually agreeable to AlliedSignal and Shareholders.

     "Average Closing Price" has the meaning set forth in Section
2.05(a).

     "Average Trading Price" of AlliedSignal Common Stock means the arithmetic mean of all the Closing Prices of AlliedSignal Common Stock during the first ten consecutive Trading Days immediately preceding the second Business Day prior to the Earnout Payment Date.

     "Benefit Plan" has the meaning set forth in Section 3.13(a).
                                2

     "Business" has the meaning set forth in the Recitals.

     "Business Day" means any day which is not a Saturday, Sunday or any other day on which banks in New York City are authorized or required by law to close.

     "Closing" and "Closing Date" have the meanings set forth in
Section 2.04.

     "Closing Price" means the actual closing sales price per share of AlliedSignal Common Stock as reported in the New York Stock Exchange Composite Transactions as published in The Wall Street Journal with respect to a given date, as of such date.

     "Closing Statement" has the meaning set forth in Section
2.07.

     "Code" means the Internal Revenue Code of 1986, as amended at any time and from time to time.

     "Company Common Stock" has the meaning set forth in Section
2.05.

     "Contract" means any agreement, contract, lease, mortgage, indenture, note, guarantee, obligation, license, franchise, instrument or other commitment, arrangement or understanding of any kind, to which the Company is a party or by which the Company or any of its property may be bound or affected.

     "Current Assets" means cash, trade accounts receivable, employee advances, prepaid expenses and inventories of the Company, less any reserves reflected on the Company's books as of the Closing Date for doubtful accounts, and for obsolete, impaired or slow moving inventories.

     "Current Liabilities" means trade accounts payable, income taxes due by the Company, any other accrued liabilities and prepayments made by customers on purchases of the Company's Products, as reflected on the Company's books as of the Closing Date.
                                3

     "Disclosure Schedules" means the Company's disclosure schedules attached hereto and forming an integral part hereof delivered by the Company to AlliedSignal.

     "Dispute Notice" has the meaning set forth in Section 2.07.

     "Earnout" has the meaning set forth in Section 2.08.

     "Earnout Escrow" means the escrow account for the Earnout established under the Earnout Escrow Agreement.

     "Earnout Escrow Agreement" has the meaning set forth in
Section 2.10.

     "Earnout Payment Date" has the meaning set forth in Exhibit
C.

     "Earnout Period" has the meaning set forth in Exhibit C.

     "Earnout Shares" has the meaning set forth in Section 2.10.

     "Environmental Damage" means all claims, judgments, damages, losses, penalties, fines, liabilities, encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement of judgment, which are incurred as a result of the existence of Hazardous Material upon, about, or beneath any of the Company's properties or which are migrating or threatening to migrate to or from any such property, or the existence of a violation of Environmental Requirements pertaining to any such property.

     "Environmental Requirements" means all statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, and franchises, of all
                                4
governmental agencies and instrumentalities, and all judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

     "Escrow Agent" means the agent selected by the mutual agreement of the parties prior to Closing to perform the duties of the Escrow Agent pursuant to the Indemnity Escrow Agreement and the Earnout Escrow Agreement.

     "Escrow Market Value" means the Closing Price for the Trading Day two Business Days prior to the date of payment from the Escrow Agent of amounts due under the escrow to AlliedSignal and/or the Shareholders under the Earnout Escrow Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     "Expense Amount" has the meaning set forth in Section 5.16.

     "Financial Statements" has the meaning set forth in Section
3.08.


     "GAAP" means United States generally accepted accounting principles, applied on a consistent basis.

     "Hazardous Material" means any chemical substance: (i) the presence of which requires investigation or remediation under any Environmental Requirements, or (ii) which is defined as a "hazardous waste" or "hazardous substance" under any federal, state or local statute, regulation or ordinance or amendments thereto or (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any governmental authority, or instrumentality of the United States or any state or any political subdivision thereof; or (iv) the presence of which on any property of the Company causes or threatens to cause a nuisance upon such property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about any such property, or (v) the presence of which on adjacent properties could constitute a trespass by the Company.

     "Income Tax Basis" means prepared in accordance with GAAP except for the GAAP reconciliation exceptions described in
Schedule 3.08(b)..

     "Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property ), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases and (f) all obligations, contingent or otherwise, of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends. Indebtedness shall also include (x) all Indebtedness of others (as such term is defined in clauses (a) through (f) above) guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss,
                                6
and (y) all Indebtedness (as such term is defined in clauses (a) through (f) above) secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

     "Indemnity Escrow" means the escrow account for the Indemnity Shares established under the Indemnity Escrow
Agreement.

     "Indemnity Escrow Agreement" has the meaning set forth in
Section 2.06.

     "Indemnity Escrow Period" has the meaning set forth in
Section 2.06.

     "Indemnity Shares" has the meaning set forth in Section
2.06.

     "Intellectual Property" has the meaning set forth in Section
3.16.

     "Know-How" has the meaning specified in Section 3.16.

     "Laws" has the meaning specified in Section 3.11.

     "Liability" means any Indebtedness and any liability, obligation, loss, claim, damage, cost or expense of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured, liquidated or unliquidated, secured or unsecured, insured or uninsured, joint or several, due or to become due, vested or unvested, executory, determined, determinable, fixed or otherwise and whether or not GAAP requires that the same be reflected on financial statements, and shall include, without limitation, any debt, claim, judgment, litigation, proceeding, damage (including, without limitation, actual, punitive, and consequential damages), loss, penalty, fine, Tax, levy, impost, duty, deficiency, assessment, charge, penalty, strict liability in tort, civil or criminal violation of applicable
                                7

Law, Lien, cost of defending any claim, amount or cost of any judgment or good faith settlement, cost of any repair, recall, rework or replacement, and other costs, fees and expenses, including without limitation accounting, reasonable legal and similar fees and expenses.

     "Lien" means, with respect to any asset (including, without limitation, any security), any mortgage, lien, pledge, charge, security interest, encumbrance or similar restriction or limitation.

     "Loss" has the meaning specified in Section 6.01.

     "Market Value" means the Closing Price for the Trading Day two Business Days prior to the Closing Date.

     "Material Adverse Effect" means any circumstance or change in or effect on the Business or the Company that, individually or in the aggregate with any other circumstances or change in or effects on the Business or the Company (a) is, or could be reasonably expected to be, materially adverse to the business, operations, assets or Liabilities, employee relationships, customer or supplier relationships, prospects, results of operations or the condition (financial or otherwise) of the Company or the Business or (b) could be reasonably expected to adversely affect in any material respect the ability of AlliedSignal or the Company to operate or conduct the Business in the manner in which it is currently operated or conducted by the Shareholders and the Company.

     "Merger" has the meaning set forth in the Recitals.

     "Net Sales" shall be calculated in accordance with and have the meaning set forth in Exhibit C.

     "Net Working Capital" means Current Assets minus Current
Liabilities.
                                8

     "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, estate or other unincorporated entity or organization.

     "Products" means etchants, acids, resist ancillaries, solvents, services and such other high purity electronic chemicals of the type sold or developed by the Company prior to the Closing Date, and any material whose design is directly derived therefrom.

     "Receivables" means any and all accounts receivable, notes and other amounts receivable by the Company from third parties, including without limitation, customers, arising from the conduct of the Business or otherwise before the Closing Date, whether or not in the ordinary course, together with all unpaid financing charges accrued thereon.

     "Reference Balance Sheet" means the balance sheet of the Business as of September 30, 1998 (including the notes and explanations thereto) attached to this Agreement as part of the Financial Statements.

     "Registration Rights Agreement" has the meaning set forth in
Section 3.06.

     "Retention Agreements" means those agreements made with key individuals pursuant to Section 5.07.

     "SEC" means the Securities and Exchange Commission.

     "SEC Reports" has the meaning set forth in Section 4.05.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Shares" has the meaning set forth in Section 3.07.
                                9

     "Share Encumbrance" means, with respect to any security, any option, voting trust arrangement, right of first refusal, transfer restriction under any Shareholders or similar agreement, or any other agreement, arrangement, commitment or understanding restricting or otherwise relating to voting rights, dividend rights or disposition of Shares.

      "Shareholder Representatives" has the meaning set forth  in
Section 2.07(a).

     "Tax" or "Taxes" has the meaning set forth in Section 3.15.

     "Trading Day" means any day on which the New York Stock
Exchange is open for business and AlliedSignal Common Stock is traded thereon.

     "Uncollected Receivables" has the meaning set forth in
Section 5.09.


                           ARTICLE II
       THE MERGER AND THE EXCHANGE OF SHARES; ADJUSTMENTS;
                  CONTINGENT CONVERSION AMOUNT
     2.01 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereafter defined), the Company shall be merged with and into AlliedSignal (the "Merger") in accordance with the Delaware General Corporation Law (the "DGCL") and the Arizona Business Corporation Act (the "ABCA") and AlliedSignal shall be the surviving corporation (the "Surviving Corporation").

     2.02 Effect of the Merger. At the Effective Time, the Surviving Corporation shall be considered the same business and corporate entity as each of AlliedSignal and the Company and thereupon and thereafter, all the property, rights, privileges, powers and franchises of each of AlliedSignal and the Company shall vest in the Surviving Corporation and the

Surviving Corporation shall be subject to and be deemed to have assumed all of the Liabilities and duties of each of AlliedSignal and the Company and shall have succeeded to all of each of their relationships, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to AlliedSignal or the Company in any contract or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of AlliedSignal or the Company is a party shall not be deemed to have abated or discontinued by reason of the Merger, but may be prosecuted to final judgment, order or decree in the same manner and to the same extent (but only to the same extent) as if the Merger had not been made; or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against either of AlliedSignal or the Company to the same extent (but only to the same extent) as if the Merger had not occurred.

     2.03 Certificate of Incorporation and Related Matters. The certificate of incorporation of AlliedSignal at the Effective Time shall be the certificate of incorporation of the Surviving Corporation and shall not otherwise be amended by this Agreement or the Merger but thereafter may be amended as provided by law. At the Effective Time, the By-laws of AlliedSignal shall be the By-laws of the Surviving Corporation until otherwise amended as provided by law, the directors of AlliedSignal shall be the directors of the Surviving Corporation, and the officers of AlliedSignal shall be the officers of the Surviving Corporation.

2.04 Effective Time and Closing. The Merger shall become effective (the "Effective Time") at the close of business on the first day as of which the certificates of merger, in form and substance satisfactory to AlliedSignal and the Company, shall have been duly and properly filed with both the Secretary of State of the State of Delaware (the "Delaware Certificate of Merger") and the Corporation Commission of the State of Arizona (the "Arizona Certificate of Merger"). A closing (the "Closing") shall take place prior to the Effective Time at a time and on a date mutually agreeable and as soon as practicable (but in any event within five Business Days) following the receipt of all necessary regulatory and governmental consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of all of the conditions to the consummation of the Merger specified in
Article VII hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) (the "Closing Date"), at the offices of AlliedSignal in Tempe, Arizona. Immediately following the Closing, the parties shall forthwith cause the Effective Time to occur.
     2.05 Conversion of the Company Stock. Each share of common stock, par value $1.00 per share, of the Company (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time (including fractional shares) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive a number of shares of AlliedSignal Common Stock determined as follows:

(a)  Aggregate Merger Number.  Subject to the provisions of this
Section 2.05, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted at the Effective Time into the right to receive in the aggregate the number of shares (the "Aggregate Merger Number") of AlliedSignal Common Stock, determined as follows: The Aggregate Merger Number shall be determined by dividing (i) $4,000,000, minus the principal amount and accrued or unaccrued interest thereon of any Indebtedness of the Company existing as of the Closing Date; by (ii) the Average Closing Price (as hereafter defined). The "Average Closing Price" of AlliedSignal Common Stock means the arithmetic mean of all the Closing Prices of AlliedSignal Common Stock during the first ten consecutive Trading Days immediately preceding the second Business Day prior to the Closing Date.
                               12

(b) Adjustment of Aggregate Merger Number Due to Net Working Capital Changes. The Aggregate Merger Number shall be adjusted as set forth below. For purposes of this section, Net Working Capital shall be calculated in accordance with Section 2.07 below. Results obtained pursuant to this section shall be calculated to three decimal points and rounded to the nearest whole number.

          If Net Working Capital as of the Closing Date exceeds Net Working Capital as of September 30, 1998, the Aggregate Merger Number shall be increased by the quotient obtained when the amount of such excess is divided by the Average Closing Price per share; and

          If Net Working Capital as of September 30, 1998 exceeds the Net Working Capital as of the Closing Date, the Aggregate Merger Number shall be decreased by the quotient obtained when the amount of such excess is divided by the Average Closing Price per share.
     For purposes of this Section 2.05(b), Net Working Capital shall be grossed up by the Expense Amount between September 30, 1998 and the Closing Date. The $30,000 reimbursement cap described in Section 5.16 shall be reduced to the extent of the Expense Amount. The Expense Amount shall be reflected on the Closing Statement as a separate line item entitled "prepaid merger expenses".
     (c) Allocation of Aggregate Merger Number; No Fractional Shares. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted at the Effective Time into the right to receive a number of shares of AlliedSignal Common Stock, determined by multiplying the Aggregate Merger Number (as adjusted pursuant to
Section 2.05(b)) by a fraction, the numerator of which is the number of issued and outstanding shares of Company Common Stock held by such Shareholder immediately prior to the Effective Time and the denominator of which is the total issued and outstanding shares of
                               13

Company Common Stock as set forth on Schedule 3.02 hereof as adjusted for additional shares of the Company Common Stock issued to the Shareholders after the date hereof through the Closing.
No fractional shares of AlliedSignal Common Stock shall be issued to any Shareholder. The number of shares to which such holder is entitled shall be rounded to the nearest whole number. Schedule
2.05 sets forth the allocation schedule for the conversion of Company Common Stock into AlliedSignal Common Stock on the basis of the number of shares of Company Common Stock issued and outstanding on the date hereof.


     (d) Cancellation of the Company Certificates. After the Effective Time, all shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist. The Shareholders shall cease to have any rights with respect to shares of Company Common Stock and shall be entitled to receive certificates evidencing shares of AlliedSignal Common Stock issued pursuant to this Article II. The shares of AlliedSignal Common Stock outstanding prior to the Merger shall be unaffected by the Merger.

     Agreement (which obligations shall be charged against the
Indemnity Shares 2.06    Indemnity Escrow.  At the Effective
Time, AlliedSignal shall deliver to the Escrow Agent from the number of shares issued under Section 2.05(a) to the Shareholders, in proportion to their ownership interests in the Company immediately prior to the Effective Time, a number of shares of AlliedSignal Common Stock having a Market Value measured by the Average Closing Price equal to $500,000 (the "Indemnity Shares"). The Indemnity Shares shall be held in escrow pursuant to the terms of the escrow agreement, attached as Exhibit A (the "Indemnity Escrow Agreement"), for a period of one year after the Closing (and thereafter until any claims made by AlliedSignal within the one-year period pursuant to the provisions of Article VI are resolved) (the "Indemnity Escrow Period"); provided, however, that any remaining Indemnity Shares shall be finally released from the Indemnity Escrow no later than the fifth anniversary of the Closing Date, except for such number of Indemnity Shares relating to a bona fide dispute between the parties as to whom the remaining Indemnity Shares should be released concerning any unresolved claims made by AlliedSignal pursuant to Article VI hereof and (a) shall serve as the sole source for the payment of all claims by AlliedSignal under this based upon the Market Value as measured by the Average Closing Price), except with respect to claims relating to title to the Company Common Stock and fraud or intentional misrepresentation or omission, and (b) shall be subject to return to AlliedSignal to the extent that the Shareholders are entitled to a lesser number of shares of AlliedSignal Common Stock pursuant to the provisions of Sections 2.05(b) and 2.07. After conclusion of the Indemnity Escrow Period, any Indemnity Shares then remaining in escrow shall be delivered to the Shareholders in proportion to their ownership interests in the Company immediately prior to the Effective Time.


     2.07 Calculation of Net Working Capital and Distribution or
Return of AlliedSignal Common Stock.

     (a) On the Closing Date, employees or agents of the Company and AlliedSignal shall jointly conduct a physical inventory (of inventory). Within sixty (60) days after the Closing Date, AlliedSignal, in consultation with Michael A. Dodd and James G. Favier (the "Shareholder Representatives"), shall prepare and deliver to the Shareholders a statement of Net Working Capital as of the Closing Date, setting forth in detail all items of Net Working Capital (collectively, the "Closing Statement"). The Closing Statement shall be prepared on the Income Tax Basis and in accordance with the accounting practices and policies of the Company, consistently applied as set forth on the Reference Balance Sheet (except that the Closing Statement shall use the results of the joint physical inventory) and otherwise consistent with the calculation of Net Working Capital from the Reference Balance Sheet. If the Shareholders are in disagreement with the Closing Statement, the Shareholder Representatives shall notify AlliedSignal of such disagreement, within thirty (30) days of their receipt of the Closing Statement, setting forth each item of disagreement, including the dollar amount for each item of disagreement and the reasons therefor in sufficient detail to enable AlliedSignal to adequately investigate and determine the validity of such dispute (the "Dispute Notice"). Upon receipt of
                               15
such Dispute Notice, the Shareholders and AlliedSignal shall attempt in good faith to resolve each disagreement. If the Shareholder Representatives or AlliedSignal is dissatisfied with the progress being made towards a resolution, such party may, by notice to the other, refer the disagreement to the Arbiter. Not later than thirty (30) days after the engagement of the Arbiter (as evidenced by the date of its written acceptance by facsimile or as otherwise designated by the Arbiter to both AlliedSignal and the Shareholder Representatives), AlliedSignal and the Shareholder Representatives shall submit simultaneous briefs to the Arbiter (with a copy to the other party). If additional briefing, a hearing, or other information or investigative procedure is required by the Arbiter, the Arbiter shall give notice thereof to AlliedSignal and the Shareholder Representatives as soon as practicable, and AlliedSignal and the Shareholder Representatives shall promptly cooperate and respond with a view to minimize any delay in the decision. The Arbiter shall make a determination with respect to the disputes so submitted and the same shall be conclusive and binding upon the parties hereto; provided, however, that in no event shall the Arbiter determine, with respect to any item, an amount that is outside of the range of the amounts submitted by AlliedSignal and the Shareholder Representatives. The fees and expenses of the Arbiter shall be shared equally by the Shareholders and AlliedSignal.
  (b)    If the Aggregate Merger Number is increased pursuant to
Section 2.05(b), AlliedSignal shall, within five Business Days after the Closing Statement becomes final, issue to the Shareholders, the additional shares of AlliedSignal Common Stock due under Section 2.05(b). If the Aggregate Merger Number is decreased pursuant to Section 2.05(b), within five Business Days after the Closing Statement becomes final, a number of Indemnity Shares equal to the number of shares reflecting the applicable amount of such decrease shall be released from the Indemnity Escrow to AlliedSignal. If the product of (i) the Average Closing Price per share and (ii) all remaining Indemnity Shares after such adjustments is less than $400,000 in the aggregate, the Shareholders shall within five Business Days after the Closing Statement deposit with the Escrow Agent under the Indemnity Escrow Agreement a number of shares of AlliedSignal Common Stock so that, based upon the Market Value as measured by the Average Closing Price per share, the Escrow Agent has shares of AlliedSignal Common Stock with a value of $500,000 in the aggregate.

     2.08 Earnout.   In addition to the amounts described above,
AlliedSignal shall deliver to the Shareholders an earnout amount
(the "Earnout"), subject to the satisfaction of certain conditions set forth in Exhibit C.

     2.09 Calculation of the Earnout.   The Earnout to be paid
hereunder shall be calculated pursuant to Exhibit C.

     2.10 Payment of the Earnout.    At the Closing, AlliedSignal
shall deliver to the Escrow Agent for release at a later date to the Shareholders, upon satisfaction of certain conditions set forth in Exhibit C, a number of shares of AlliedSignal Common Stock (the "Earnout Shares") having a Market Value measured by the Average Closing Price equal to $2,720,000. The Earnout Shares shall be held in escrow pursuant to the terms of the earnout escrow agreement attached as Exhibit B (the "Earnout Escrow Agreement") until termination of the Escrow Period described in Exhibit C; provided, however, that any remaining Earnout Shares be released from the Earnout Escrow no later than the fifth anniversary of the Closing Date, except for such number of Earnout Shares relating to a bona fide dispute between the parties as to whom the remaining Earnout Shares should be released pursuant to Article II and Exhibit C hereof. If the Earnout Shares in the Earnout Escrow are insufficient to make all the Earnout payments to the Shareholders in accordance with Exhibit C, any remaining Earnout payment obligation shall be paid to the Shareholders in cash, in proportion to their ownership of Company Common Stock immediately prior to the Effective Time.

                           ARTICLE III
                 REPRESENTATIONS AND WARRANTIES
               OF THE SHAREHOLDERS AND THE COMPANY

     The Company and each of the Shareholders (in each case for the Company and with respect to himself (as the context may require), but not for any other Shareholder) hereby, jointly and severally, represents and warrants to AlliedSignal as follows:

     3.01 Organization.

      (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Attached hereto as Schedule
3.01 are accurate and complete copies of the Articles of Incorporation and Bylaws of the Company, as in effect on the date hereof. Such Articles of Incorporation and Bylaws have not been modified and are in full force and effect.

     (b) The Company owns no capital stock, partnership interest, limited liability company interest or other equity interest in any Person.

     (c) The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

     (d)    There   are  no  corporations,  partnerships,   joint
ventures,  associations  or  other  entities  controlled  by  the
Company   directly   or   indirectly   through   one   or    more
intermediaries.

      (e)   The stock register of the Company accurately records:
(i) the name and address of each person owning shares of capital stock of the Company and (ii) the certificate number of each certificate evidencing shares of capital stock issued by the Company, the number of shares evidenced by such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation. The minute books of the Company contain accurate records of all meetings of and accurately reflect all other action taken by the Shareholders, Board of Directors and the committees of the Boards of Directors of the Company. Complete and accurate copies of the stock register and all such minute books of the Company have been provided by the Shareholders to AlliedSignal.

      3.02 The Shares. Schedule 3.02 sets forth the number of Shares of Company Common Stock owned by such Shareholder on the date hereof (and such Shareholder's name exactly as it appears on the stock certificate, together with any other names that appear thereon) and the total of such number of Shares constitutes all the issued and outstanding shares of capital stock of the Company. Except as set forth in Schedule 3.02, such Shareholder has good, marketable and valid title to the Shares set forth opposite his name in Schedule 3.02, free and clear of any Lien or Share Encumbrance. Except as set forth in Schedule 3.02, upon delivery to AlliedSignal at the Closing of certificates representing the Shares, duly endorsed by the Shareholders for transfer to AlliedSignal, and upon the Shareholders' receipt of AlliedSignal Common Stock, good, marketable and valid title to the Shares of such Shareholder will pass to AlliedSignal, free and clear of any Lien or Share Encumbrance.

     3.03 Authority. The Company and such Shareholder has the full right, power and authority to execute, enter into and deliver this Agreement and the Ancillary Agreements to which the Company or such Shareholder is a party and to consummate the transactions contemplated hereby and thereby. All necessary action, corporate or otherwise, required to have been taken by or on behalf of the Company to authorize (i) the approval, execution and delivery on behalf of the Company of this Agreement, and (ii) the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby has been taken. All necessary action required to have been taken by such Shareholder to (i) execute and deliver this Agreement and the Ancillary Agreements and (ii) perform his obligations under this Agreement and the Ancillary Agreements and consummate the transactions contemplated hereby and thereby has been taken. Upon execution and delivery by the Company and such Shareholder, this Agreement and each Ancillary Agreement to which the Company or such Shareholder is a party shall constitute a valid and binding agreement of the Company and such Shareholder, enforceable against them in accordance with its terms, except (x) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and
(y) for the limitations imposed by general principles of equity.

     3.04 No Breach. The execution and delivery by such Shareholder or the Company of this Agreement and each Ancillary Agreement to which the Company or such Shareholder is a party does not, and the consummation of the transactions contemplated hereby and thereby will not, (i) violate or conflict with the Articles of Incorporation or Bylaws of the Company, or (ii) except as set forth on Schedule 3.04, constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any Lien, Share Encumbrance, third-party right of termination, cancellation, amendment or revocation of any Contract to which such Shareholder or the Company is a party or by which such Shareholder or the Company or any of the Shares of such Shareholder is bound or
(iii) constitute a violation of any Laws applicable to the Company or the Business. No such Shareholder nor the Company is a party to or bound by any agreement that restricts or purports to restrict the ability of such Shareholder or the Company to engage in the Business or such Shareholder to work for the Company.

     3.05 Consents and Approvals.  Except as disclosed in
Schedule 3.05, neither the execution nor the delivery by such Shareholder or the Company of this Agreement nor the Ancillary Agreements to which the Company or such Shareholder is a party , nor the consummation of the transactions contemplated hereby or thereby will require any consent, approval, authorization or permit of, or action by, filing with or notification to, any governmental or regulatory authority or any other party.

     3.06 Acquisition of AlliedSignal Common Stock. Such Shareholder has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of his investment in the shares of AlliedSignal Common Stock. Such Shareholder confirms that AlliedSignal has made available to such Shareholder the opportunity to ask questions of the officers and management employees of AlliedSignal and to acquire additional information about the business, assets and financial condition of AlliedSignal. Such

Shareholder is acquiring the shares of AlliedSignal Common Stock to be received in the transaction for investment only, and not with a view toward or for sale in connection with any distribution (as such term is used in the Securities Act) thereof, or with any present intention of distributing or selling such shares; provided, however, that the Shareholders shall have the right from and after Closing to exercise their rights under the Registration Rights Agreement (in the form attached hereto as Exhibit G, the "Registration Rights Agreement") to register AlliedSignal Common Stock for resale as set forth in the Registration Rights Agreement, and the Shareholders shall be entitled to sell their shares of AlliedSignal Common Stock in accordance with Rule 144 under the Securities Act, commencing one year after Closing. Such Shareholder acknowledges and agrees that the shares of AlliedSignal Common Stock may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and applicable state securities laws, except pursuant to Rule 144 or another exemption from such registration available under the Securities Act and such applicable state securities laws.

      3.07 Capitalization. The authorized capital stock of the Company consists of 1,000,000 shares of common stock, par value $1.00 per share, of which 151,500 shares of common stock (the "Shares") represent all of the issued and outstanding capital stock of the Company. Except as disclosed in Schedule 3.07, all the Shares have been duly and validly issued, are fully paid and non-assessable and are owned of record and beneficially solely by such Shareholder as set forth on Schedule 3.02, free and clear of any Lien or Share Encumbrance. None of the issued and outstanding Shares of the Company Common Stock was issued in violation of any pre-emptive or antidilutive rights, whether contractual or otherwise. There is outstanding (i) no share of capital stock or other voting security of the Company except as set forth above in this Section 3.07, (ii) no security of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (iii) no option, warrant or other right to acquire from the Company, and no obligation, agreement, arrangement or commitment of any kind of the Company to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company. There is no outstanding obligation or commitment of any kind of the Company to repurchase, redeem or otherwise acquire any of the Company Common Stock. There is no voting trust, stockholder agreement, proxy or other agreement or understanding to which such Shareholder or the Company is a party with respect to the voting or transfer of capital stock of the Company. The Company does not hold shares of its capital stock in its treasury, except as set forth in the Financial Statements.

     3.08 Financial Statements.    (a)  Schedule 3.08(a) contains
the (i) statements of income and balance sheets for the Company for the years ended December 31, 1997 and 1996, (ii) the Reference Balance Sheet, and (iii) statement of income for the Company for the nine-month period ended September 30, 1998, (the "Financial Statements") each of which (a) has been prepared on the Income Tax Basis and consistent with the Company's accounting policies applied on a consistent basis throughout the periods covered thereby, (b) presents fairly, in all material respects, the financial condition of the Company as of the dates indicated and the operating results for the periods indicated, and (c) is correct and complete and is consistent with the financial books and records of the Company in all material respects (which books and records are, in all material respects, correct and complete).

     (b) Schedule 3.08(b) contains (i) a reconciliation between the Income Tax Basis of preparing the Financial Statements and GAAP basis of preparing the Financial Statements for the years ended December 31, 1996 and 1997 and for the nine-month period ended September 30, 1998 and (ii) certain disclosures pursuant to Sections 3.10, 3.15, 3.18, 3.21 and 5.09 of this Agreement.

     3.09 Absence of Certain Changes.  Except as disclosed in
Schedule 3.09, since the date of the Reference Balance Sheet, there has been no (i) material adverse change in the financial position, assets, operations or prospects of the Company,
(ii) damage, destruction or loss to any of the properties or assets of the Company, whether or not covered by insurance, that has materially and adversely affected or impaired or that may materially and adversely affect or impair the ability to conduct the Business after Closing consistent with the Company's past practice, or (iii) other event or condition of any character that, individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect. Since the date of the Reference Balance Sheet, the Company and the Shareholders have caused the Business to be conducted in the ordinary course, consistent with past practice, and no such Shareholder nor the Company has taken any action of a type described in Section 5.01.

     3.10 Absence of Undisclosed Liabilities. There are no Liabilities of the Company except (i) those reflected or otherwise provided for or reserved against in the Reference Balance Sheet, (ii) those arising subsequent to the date of the Reference Balance Sheet in the ordinary and usual course of business consistent with past practice of the Company and which do not and could not have a Material Adverse Effect, or
(iii) those disclosed in Schedule 3.10.  Except as disclosed in
Schedule 3.08(b), reserves are reflected on the Reference Balance Sheet against all Liabilities of the Company in amounts that have been established on a basis consistent with the past practices of the Company and in accordance with GAAP.

     3.11 Compliance With Law. The Company holds all licenses, franchises, certificates, consents, permits and authorizations necessary for the lawful conduct of its business. The Company has conducted and continues to conduct the Business in accordance with, and has neither violated, nor is in violation of, any federal, state, local or foreign statutes, law, ordinance, regulation, rule, code, order, or other requirement or rule of law (collectively, "Laws") applicable to the Business or any such licenses, franchises, certificates, consents, permits or authorizations, and the Company has received no notice of any such violation.

     3.12 Environmental Health and Safety. Except as disclosed on Schedule 3.12, to the knowledge of the Company and such Shareholder,:

     (a) The business and properties of the Company have been and are currently operated in compliance with all Environmental
Requirements.

     (b) There has been no discharge, emission, release, disposal, offsite shipment of or exposure of employees to any Hazardous Material at, on, under or from the properties or operations of the Company.

     (c) The Company has not received notice of any alleged violation of Environmental Requirements or liability for Environmental Damages in connection with the present or past business or properties of the Company, and there exists no writ, injunction, decree, order or judgment outstanding, nor any lawsuit, claim, proceeding, citation, directive, summons or investigation, pending or threatened, relating thereto.

     (d) The Company has all permits and licenses required under Environmental Requirements in respect of its business and properties, and is in compliance with the terms and conditions of such permits and licenses.

     (e) All reports of environmental surveys, audits, investigations and assessments relating to the properties or business of the Company, of which such Shareholder has knowledge, are attached to Schedule 3.12.

     (f) None of the assets of the Company (i) is required to be upgraded or modified to be in compliance with any Environmental
Requirements or any proposed or pending Environmental
Requirements or (ii) includes any Hazardous Material in a quantity exceeding that which is required for the operation of the Business.

     3.13 Employee Benefit Plans.

(a) Schedule 3.13(a) sets forth a complete and correct list of any employee benefit plan, arrangement or policy, whether or not subject to ERISA and whether or not written, including without limitation, any stock option, stock purchase, stock award, stock appreciation, phantom stock, deferred compensation, pension, retirement, savings, profit sharing, incentive, bonus, change-in-control, health, life insurance, cafeteria, flexible spending, dependent assets, fringe benefit, vacation pay, holiday pay, disability, sick pay, workers compensation, unemployment, severance, employee loan or educational assistance plan, arrangement or policy, which is maintained or contributed to by the Company or any of its Affiliates, on behalf of current or former employees, consultants or directors of the Company ("Benefit Plans"). Neither the Company nor any of its Affiliates has communicated to present or former employees of the Company or formally adopted or authorized any additional Benefit Plan or any change in or termination of any existing Benefit Plan. No Benefit Plan covers employees other than employees of the Company.

     (b) The Company has delivered to AlliedSignal complete and correct copies of each Benefit Plan, or written summaries of any unwritten Benefit Plan, any employee handbook applicable to employees of the Company and, with respect to each Benefit Plan, the current summary plan description and any related trust agreements or insurance contracts.

     (c) Each Benefit Plan is and has been operated and administered in accordance with its terms and all applicable laws. All contributions and premium payments required to have been paid under or with respect to any Benefit Plan have been timely paid.

     (d) No Benefit Plan provides health, life insurance or other welfare benefits to retirees or other terminated employees of the Company, other than continuation coverage required by
Section 4980B of the Code or Section 601-608 of ERISA ("COBRA") or any other similar State law, and the Company has no obligation to provide such benefits in the future.

     (e) The Company has never maintained or contributed to, or had an obligation to contribute to, (i) a plan intended to be tax-qualified under Section 401(a) of the Code or (ii) a plan subject to Section 412 of the Code or Title IV of ERISA (including, but not limited to, a "multiemployer plan" within the meaning of
Section 3(37) or 4001(a)(3) of ERISA).

     (f) To the knowledge of the Company and such Shareholder, except as set forth in Schedule 3.12(f), no event has occurred and no condition exists with respect to any Benefit Plan which could subject any Benefit Plan, the Company or AlliedSignal, directly or indirectly, to a liability for a breach of fiduciary duty, a "prohibited transaction," within the meaning of Section 406 of ERISA or Section 4975 of the Code, or any tax, penalty or fine.

     (g) Except as set forth on Schedule 3.12(g), there are no action, suits or claims (other than routine claims for benefits in the ordinary course) with respect to any Benefit Plan pending, or, to the knowledge of the Company and such Shareholder, threatened, and neither the Company nor such Shareholder has any knowledge of any facts which could give rise to any such actions, suits or claims.

     (h) To the knowledge of the Company and such Shareholder, the Company has no liability with respect to (i) any terminated employee benefit plan or arrangement previously maintained or contributed to by the Company or (ii) any employee benefit plan or arrangement currently or previously maintained or contributed to by any Affiliate of the Company.

     (i) Neither the execution of this Agreement or the Ancillary Agreement, nor the consummation of the transactions contemplated hereby or thereby, will (i) increase the amount of benefits otherwise payable under any Benefit Plan, (ii) result in the acceleration of the time of payment, exercisability, funding or vesting of any such benefits, or (iii) result in any payment (whether severance pay or otherwise) becoming due to, or with respect to, any current or former employee or director of the Company.

     3.14 Labor and Employment Matters.
     (a) Schedule 3.14(a) sets forth a complete and correct list of all employees of the Company including for each such employee his or her (i) name, (ii) job title, (iii) status as a full-time or part-time employee, (iv) base salary or wage rate, and (v) bonus. Schedule 3.14(a) also lists each employee of the Company who is not actively at work for any reason other than vacation, and the reason for such absence.

     (b) Schedule 3.14(b) sets forth a complete and correct list of all individuals who perform services for the Company as a leased employee or as an independent contractor, the services they perform, and their rate of compensation.

     (c) There is no employment agreement nor any collective bargaining agreement or other labor agreement to which the Company is a party or by which the Company is bound. No employees of the Company are, or within the last three years have been, represented by a union or other bargaining agent, and, to the knowledge of the Company and such Shareholder, no employee organizing efforts are pending with respect to employees of the Company. Within the last three years, there has been no strike, work slowdown or other material labor dispute with respect to employees of the Company, nor to the knowledge of the Company and such Shareholder is any strike, work slowdown or other material labor dispute pending.

     (d) The Company has complied with all applicable laws relating to the employment of the employees of the Company, including without limitation, those related to wages, hours, collective bargaining and the payment and withholding of taxes and have withheld and paid, or are holding for payment not yet due, all amounts required to be withheld from the employees of the Company and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. To the knowledge of the Company and such Shareholder, there is no violation by or claim, arbitration, investigation or similar proceeding against, the Company pursuant to any statute, law, ordinance, rule or regulation relating to employment, labor, affirmative action, anti-discrimination or civil rights (including provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar taxes).

3.15 Tax Matters. (a) The Company is, and has been since its inception, an "S" corporation as defined in Section 1361(a) of the Internal Revenue Code of 1986. All foreign, Federal, state, county and local income, ad valorem, excise, sales, use, withholding, unemployment, social security and other taxes and assessments of or payable by or with respect to the Company ("Tax" or "Taxes") due and payable with respect to all periods ending on or before the Closing Date have been or will be duly and properly computed, reported, fully paid and discharged.

     (b) There are no unpaid Taxes with respect to any period ending on or before the Closing Date which are or could become a lien on the assets of the Company, except for current Taxes not yet due and payable. Except as set forth in Schedule 3.08(b), all such Taxes not yet due and payable with respect to all periods ending on or before the Closing Date have been properly accrued on the books of account of Company in accordance with GAAP. There are no known or, to the knowledge of the Company and such Shareholder, proposed penalty, interest or deficiency assessments in respect to Federal income Tax returns or other Tax returns filed by the Company.

     (c) The Company will file all presently unfiled Tax returns and reports (including any amended returns and reports) for periods through the Closing Date using accounting methods and practices consistent with past methods and practices.

     (d) The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in connection with this Agreement or any change of control of the Company, in the payment of any "excess parachute payments" within the meaning of Code Section 280G.

     (e) The Company had not agreed to make, or is not required to make, any adjustment under Code Section 263A or 418(a) or any comparable provision of state or foreign Tax laws by reason of a change in accounting method or otherwise, and the Company has not taken action which is not in accordance with past practice that could defer a liability for Taxes from any Tax period ending on or prior to the Closing Date to any Tax period ending after the Closing Date.

     3.16 Intellectual Property. Schedule 3.16 sets forth a true and complete list of all patents, trademarks (registered or unregistered), trade names, service marks and copyrights and applications therefor (collectively, "Intellectual Property") owned, used, held for use or filed by the Company. The Company owns the Intellectual Property and all trade secrets, technology and know-how related to the Products or used or held for use in the Business (collectively, "Know-How"), and the consummation of the transactions contemplated hereby will not alter or impair the Intellectual Property or the Know-How. No intellectual property, other than the Intellectual Property and Know-How, are required for conducting the Business, and the Company has the right to use any such licensed intellectual property without payment to the other party. Neither the Company nor such Shareholder has licensed or otherwise granted to any third party the right to use or exploit any of the Intellectual Property or Know-How, or otherwise transferred or assigned any Intellectual Property or Know-How to any third party. Neither the Company nor such Shareholder has any knowledge of any intellectual property or other right owned by a third party which would be infringed by the manufacture, use or sale of the Products or otherwise in the conduct of the Business. No claims are pending or, to the knowledge of the Company and such Shareholder, threatened against the Company by any Person with respect to the ownership, validity, enforceability or use of any Intellectual Property or Know-How, and no basis in fact exists to support any such claim.

     3.17 Contracts.

     (a) Attached as Schedule 3.17(a) is a true, correct and complete list of all Contracts of the Company having a duration beyond the date that is three months after the Closing Date or involving a commitment by the Company of at least $10,000. The Company has delivered to AlliedSignal complete and correct copies of all such Contracts.

     (b) Each such Contract is valid and enforceable in accordance with its terms, and, except as disclosed in Schedule 3.17(b), there is no material default under any Contract by the Company or, to the knowledge of the Company and such Shareholder, by any other party thereto, and, except as disclosed in Schedule
3.17(b), to the knowledge of the Company and such Shareholder, no event has occurred that with the lapse of time or the giving of notice or both would constitute a material default thereunder.

     3.18 Assets.

(a) Except as disclosed in Schedule 3.18(a), the Company has good, marketable and valid title to all assets used in the Business, in each case free and clear of all Liens. Such assets, together with the Contracts, constitute (i) all the assets, property (both intangible and tangible), goodwill and business currently used or held for use by the Company in the operation of the Business and (ii) all the assets, property (both intangible and tangible), goodwill and business necessary for AlliedSignal to operate the Business as of the Closing in the manner in which it has been operated prior thereto. All real property used by the Company is owned or leased under the terms contained in the Contracts.

(b) Schedule 3.18(b) sets forth a complete and correct fixed asset register for the Company as of September 30, 1998.

     3.19 Insurance. Schedule 3.19 contains a complete and correct list and summary description of all insurance policies maintained by the Company. The Company has delivered to AlliedSignal complete and correct copies of all such policies together with all riders and amendments thereto. Such policies are in full force and effect, and all premiums due thereon have been paid. The Company has complied in all material respects with the terms and provisions of such policies. Schedule 3.19 sets out all claims made by the Company under any policy of insurance during the last three (3) years with respect to the Business.

     3.20 Litigation; Warranty Claims; Product Liability.

     (a) There is no existing or, to the knowledge of the Company and such Shareholder, threatened litigation, claim, arbitration, investigation or other proceeding against the Company, nor is there any judgment, decree, injunction, ruling or order of any court, governmental authority, arbitrator or any other person that binds the Company.

     (b) Schedule 3.20 includes and identifies separately (i) complete and correct copies of the standard terms and conditions of sale or lease of the Products by the Company and (ii) any material non-standard terms and conditions or express warranties made with respect to the Products of the Business applicable to particular customers (listing such customers). There is no existing or, to the knowledge of the Company and such Shareholder, threatened claim against the Company for breach of any express or implied warranty in connection with any Product manufactured, sold, leased or delivered by the Company.

     (c) There is no existing or, to the knowledge of the Company and such Shareholder, threatened claim that alleges that any physical injury, death or damage to property was caused by any products manufactured, sold, distributed or otherwise placed into the stream of commerce by the Company.

     3.21 Inventory. Except as disclosed in Schedule 3.08(b), the Reference Balance Sheet reflects all of the inventory of the Company used or held for use in the operation of the Business as of September 30, 1998. Except as disclosed in Schedule 3.08(b), the value of the inventory as shown on the Reference Balance Sheet has been established in accordance with GAAP and has been consistently applied. Since the date of the Reference Balance Sheet, the inventory has been maintained, and orders for inventory items have been made, only in the ordinary course of business consistent with past practice. Except as disclosed in
Schedule 3.08(b), the inventory is now, and will be on the Closing Date, of a quality and quantity that can be sold, used or consumed within periods reasonable in the industry and in the ordinary course of business.

      3.22 Customers. Schedule 3.22 contains a current and complete list of the names and addresses of all customers of the Business since January 1, 1995, describing the Products purchased or leased by each such customer. Except as set forth on Schedule 3.22, the Company has not received any notice or has any reason to believe that any significant customer of the Company (a) has ceased, or will cease to use the Products of the Business, or (b) has substantially reduced or will substantially reduce, the use of any Products, of the Business. To the knowledge of the Company and such Shareholder, no such customer has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement.

     3.23 Suppliers. Schedule 3.23 contains a current and complete list of the names and addresses of all suppliers to the Business since January 1, 1995, describing the materials supplied by each such supplier.

     3.24 Assumed Contracts.

     (a) Schedule 3.24 sets forth, with respect to each pending Contract to sell or lease Products, the dollar amount of any backlog, the amount of any prepayments, whether the customer has the right to terminate the Contract for convenience, a brief description of the products and services to be provided, the proposed delivery dates therefor and any unexercised valid and subsisting options, and whether the Company is reasonably capable of performance in accordance with the terms and conditions of each such Contract. The Company has received no written notice that any of such Contracts will be canceled or materially altered.

     3.25 Certain Interests. (a) Except as disclosed in Schedule 3.25, no officer or director of the Company and no relative or spouse (or relative of such spouse) or immediate family member who resides with, or is a dependent of, any such officer or director:

      (i) has any director or indirect financial interest in any competitor, supplier or customer of the Company, provided, however, that the ownership of securities representing no more than one (1) percent of the outstanding voting power of any competitor, supplier or customer, and which are listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a "financial interest" so long as the Person owning such securities has no other connection or relationship with such competitor, supplier or customer;

      (ii) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property which the Company uses or has used in the conduct of the Business or otherwise; or
     (iii) has outstanding any Indebtedness to the Company or a Shareholder.

     (b) Except as disclosed in Schedule 3.25, the Company has no Liability or any other obligation of any nature whatsoever to any officer, director or Shareholder of the Company or to
                               32
any relative or spouse (or relative of such spouse) or immediate family member who resides with, or is a dependent of, any such officer, director or Shareholder.

     3.26 Accounts; Lockboxes; Safe Deposit Boxes; Powers of Attorney. Schedule 3.26 sets forth a true and complete list of
(a) the names of each bank, savings and loan association, securities or commodities broker or other financial institution in which the Company has an account, including cash contribution accounts, and the names of all persons authorized to draw thereon or have access thereto, (b) the location of all lockboxes and safe deposit boxes of the Company and the names of all Persons authorized to draw thereon or have access thereto and (c) the names of all Persons, if any, holding powers of attorney from the Shareholders relating to the Company or the Business, or from the Company. At the time of the Closing, without the prior written consent of AlliedSignal, the Company shall not have any such account, lockbox or safe deposit box other than those listed in
Schedule 3.26, nor shall any additional Person have been authorized, from the date of this Agreement, to draw thereon or have access thereto or to hold any such power of attorney relating to the Company or the Business or from the Company. Except as disclosed in Schedule 3.26, no such Shareholder has commingled monies or accounts of the Company with other monies or accounts of any Shareholder relating to its other businesses nor has such Shareholder transferred monies or accounts of the Company other than to an account of the Company. At the time of the Closing, all monies and accounts of the Company shall be held by, and be accessible only to, the Company.

     3.27 Brokers and Finders.  Neither such Shareholder nor the
Company has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein.

     3.28 Disclosure; Accuracy of Documents and Information. No representation or warranty made by such Shareholder or the Company in this Agreement or any document furnished by the Company or such Shareholder pursuant to the terms of this Agreement, when taken together with this Agreement in its entirety and all such documents, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      3.29 Knowledge. Whenever used in this Agreement, "to the knowledge" of the Company or such Shareholder shall be the actual knowledge, after reasonable inquiry. For purposes of this Agreement, "reasonable inquiry" shall mean the inquiry of all the officers, directors and employees of the Company and its Affiliates (including without limitation those Persons set forth in Schedule 3.29) who are in the best position to know the facts relevant to such inquiry and the review of all Company books, records and files pertaining to such facts. Notwithstanding the foregoing, James E. Richards II shall have no duty of inquiry hereunder, except as to the Shares owned by him.

                           ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF ALLIEDSIGNAL

     AlliedSignal hereby represents and warrants to the Shareholders as follows:

     4.01 Organization and Authority. AlliedSignal is a corporation duly organized, validly existing and in good standing under the laws of Delaware. AlliedSignal has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All necessary corporate action required to have been taken by or on behalf of AlliedSignal to authorize (i) the approval, execution and delivery on behalf of it of this Agreement and (ii) the performance by it of its obligations under this Agreement and the consummation of the transactions contemplated hereby has been taken. Upon execution and delivery by AlliedSignal, the Agreement shall constitute the valid and binding agreement of AlliedSignal, enforceable against it in accordance with its terms, except (x) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and
(y) for the limitations imposed by general principles of equity.

     4.02 AlliedSignal Common Stock.  The shares of AlliedSignal
Common Stock to be issued to the Shareholders pursuant to the terms of this Agreement, upon their issuance and exchange in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     4.03 No Breach. The execution and delivery of this Agreement by AlliedSignal does not, and the consummation of the transactions contemplated hereby will not, (i) violate or conflict with its Certificate of Incorporation or Bylaws, (ii) constitute a material breach or default under any agreement to which AlliedSignal is a party or (iii) constitute a violation of any statute, law, ordinance, rule or regulation.

     4.04 Consents and Approvals. Neither the execution and delivery of this Agreement by AlliedSignal nor the consummation of the transactions contemplated hereby will require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority or any other party, except (i) filings required under the Securities Act, (ii) filings required under the Exchange Act, and (iii) filings required under state securities or "blue sky" laws.

     4.05 SEC Reports; Financial Statements. AlliedSignal has filed all required forms, reports and documents with the SEC (collectively, the "SEC Reports") since December 31, 1997, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. AlliedSignal has heretofore delivered to Shareholders, in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-K for the fiscal year ended December 31, 1997, (ii) all definitive proxy statements relating to AlliedSignal's meetings of Shareholders (whether annual or special) held since December 31, 1997 and
(iii) all other reports or registration statements filed by AlliedSignal with the SEC since December 31, 1997. Each of the SEC Reports, at the time it was filed, complied, in all material respects, with all applicable requirements of the Securities Act and the Exchange Act and did not contain, at the time it was filed, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. No events have occurred subsequent to the filing with the SEC of such SEC Reports that would have subjected AlliedSignal to any filing requirements with the SEC that was not complied with.

     4.06 Brokers and Finders. AlliedSignal has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein.

                            ARTICLE V
                        CERTAIN COVENANTS

     5.01 Conduct of Business of the Company. Except as otherwise expressly required by this Agreement, during the period from the date hereof to the Closing, the Company shall not, and the Shareholders shall not cause or permit the Company to, without the prior written consent of AlliedSignal:

     (a)  amend its charter documents or bylaws;

     (b) sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or amend any of the terms of any securities or agreements outstanding on the date hereof;

     (c) split, combine or reclassify any shares of capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities;

     (d) (i) create, incur or assume any Indebtedness or other Liability not currently outstanding, other than trade payables,
(ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, or (iii) make any loans, advances or capital contributions to, or investments in, any Person;

     (e) acquire, sell, lease or dispose of any assets, other than sales of inventory in the ordinary and usual course of business consistent with past practice;

     (f) subject any of its properties or assets, tangible or intangible, to any Lien;

     (g) enter into any license with any third party for any Intellectual Property or disclose to any third party or enter into any agreement to disclose to any third party any Intellectual Property;

     (h) enter into any Contract or other commitment of more than $10,000 except in the ordinary course of business in accordance with past practice;

     (i) fail to continue in a material respects to meet its obligations under all Contracts to which it is a party or fail to pay its obligations as they mature in the ordinary course of business;

     (j)  fail to exercise good faith and reasonable conduct to
(i) maintain the Business intact, (ii) retain the present employees, or (iii) preserve the good relations of its suppliers, customers and others with whom it has business relations;

     (k) fail to maintain its assets in good working order and repair;

     (l) fail to account for, make appropriate filings with respect to, and pay all taxes, assessments and other governmental charges as they become due;

     (m) increase the amount of compensation or benefits payable or available or to become payable or available to any employee of, or Person rendering services to, the Company or adopt any new
Benefit Plan;  or

     (n) enter into any employment agreement, any labor agreement or negotiations regarding any labor agreement with any union.

     5.02 Updated Schedules.   At the Closing, Shareholders shall
deliver to AlliedSignal schedules showing any changed facts or circumstances from the matters disclosed in each of the Disclosure Schedules in which the Company or the Shareholders make disclosures pursuant to Article III, each of which updated disclosures shall be subject to the terms and conditions of this Agreement as if the same were in effect immediately prior to such disclosures and none of which disclosures shall be deemed to modify in any way the condition stated in Section 7.03(b) which is based solely upon such Disclosure Schedules as set forth on the date of this Agreement.

     5.03 Public Announcements.   Except as otherwise required by
law, no party shall disclose the existence or terms of this Agreement, without the consent of the other parties hereto.

     5.04 Consents. Except as otherwise set forth in this Agreement, prior to the Closing, the Shareholders shall obtain, or cause the Company to obtain, all waivers, licenses, agreements, permits, consents, approvals or authorizations of third Persons or any modifications or amendments to existing Contracts with third Persons that are required to be obtained by the Shareholders or the Company as a consequence of the transactions contemplated by this Agreement and the Ancillary Agreements in a form acceptable to the Shareholders and AlliedSignal.

     5.05 Further Assurances. Each of the parties hereto shall execute such documents and other instruments and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and to consummate the transactions contemplated hereby or, at and after the Closing, to evidence the consummation of the transactions contemplated by this

Agreement. Upon the terms and subject to the conditions hereof, each of the parties hereto shall take or cause to be taken all actions and to do or cause to be done all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and the Ancillary Agreements and to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings. Without limiting the generality of the foregoing, if title to any asset (tangible or intangible) used or held for use in the Business is retained by the Shareholders as of the Closing, at the request of AlliedSignal, the Shareholders shall transfer such title to AlliedSignal without further payment of consideration by AlliedSignal, consistent with the terms of this Agreement.

     5.06 Provision of Records; Records Retention.

     (a) On the Closing Date, the Shareholders shall, or shall cause the Company to, deliver to AlliedSignal all minute books and stock ownership records of the Company and all original agreements, documents, books, records and files, relating to the business and operations of the Business and the Company.

     (b) After the Closing, the Company and each Shareholder shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of any Tax return, statement, report or form (including any report required pursuant to Section 6043 of the Code and all Treasury Regulations promulgated thereunder), any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and make employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and each Shareholder agree (i) to retain all books and records under their respective control with respect to Tax matters pertinent to the Company relating to any Tax period prior to Closing until the expiration of the applicable statute of limitations (taking into account any waivers or extensions), and (ii) to give the other party reasonable written notice prior to destroying or discarding any such books and records and, if either party so requests, the other party shall allow the requesting party to take possession of such books and records.

     (c) Pending the Closing, the Company and the Shareholders shall provide AlliedSignal and its representatives with reasonable access to the Company's operations and records, during normal business hours.

     5.07 Employee Matters. In order to provide for an orderly transition of ownership of the Company and to enhance the performance of the Business, the individuals listed in Schedule
5.07 and AlliedSignal shall, on or prior to Closing, enter into retention agreements substantially in the form attached hereto as Exhibit D.

     5.08 Registration of AlliedSignal Common Stock.
AlliedSignal shall issue AlliedSignal Common Stock in order to meet the obligation set forth in Articles I and II. AlliedSignal and the Shareholders agree, as of the Closing, to enter into the Registration Rights Agreement, substantially in the form attached hereto as Exhibit G.

     5.09 Accounts Receivable.

          (a) In the event that the amount of accounts receivable included in the Current Assets reflected on the Reference Balance Sheet, net of the aggregate reserves related thereto on the Reference Balance Sheet as of September 30, 1998 recorded pursuant to GAAP, except as set forth in Schedule 3.08(b), are not collected by AlliedSignal within one hundred eighty (180) days following the Closing Date the Aggregate Merger Number shall be adjusted as provided herein. AlliedSignal agrees to attempt in good faith, using its reasonable efforts, to collect such receivables in the ordinary course of business consistent with AlliedSignal's practices and procedures with respect to its own receivables. On the tenth Business Day following delivery to the Shareholders of a list of all of those accounts receivable unpaid at the end of the one hundred eighty
(180) day collection period net of the aggregate reserves related thereto (the "Uncollected Receivables"), Indemnity Shares having a Market Value measured by the Average Closing Price equal to the Uncollected Receivables shall be returned to AlliedSignal for cancellation and AlliedSignal shall immediately transfer to the Shareholders in proportion to their ownership of Company Common Stock immediately prior to the Effective Time by bill of sale its right and interest to such Uncollected Receivables, including without limitation its right to collect same. For purposes hereof, any discount granted by AlliedSignal with respect to a receivable shall not be considered an Uncollected Receivable.

          (b) To the extent any Uncollected Receivables are transferred by AlliedSignal to the Shareholders, AlliedSignal hereby agrees to provide the Shareholders with reasonable information and documentation in its possession with respect thereto.

     5.10 Resignations. On the Closing Date, the Shareholders shall cause to be delivered to AlliedSignal duly signed resignations, effective immediately after the Closing, of all directors of the Company and shall take such other action as is necessary to accomplish the foregoing.

     5.11 Risk of Loss. During the period from the date of this Agreement to the Closing Date, the risk of loss or damage to any of the Company's assets shall be borne by the Shareholders. If, at or prior to the Closing, all or any material part of such assets are destroyed or damaged, then AlliedSignal, on the one hand, and the Shareholders, on the other hand, shall each have the option, exercisable in writing, to terminate this Agreement.

     5.12 Indebtedness. All unpaid Indebtedness of the Company and any accrued or unaccrued interest payable as of the Closing Date shall be subtracted from $4,000,000 pursuant to Section 2.05(a) in order to determine the Aggregate Merger Number as calculated in Section 2.05(a) and, unless otherwise agreed by the parties, any such amounts shall be paid off and extinguished at Closing. All unpaid Indebtedness of the Company and any accrued or unaccrued interest payable as of the Closing Date, including but not limited to the Company's Indebtedness to PurePak Technology Corporation, the Shareholders and Prism Technologies, shall be paid in full by the Surviving Corporation on the Closing Date by wire transfer or check as specified in writing to AlliedSignal by the Shareholders and the Company at least five Business Days prior to Closing.

     5.13 Consents; Cooperation. Subject to the terms and conditions hereof, the Shareholders and AlliedSignal will use their reasonable efforts:

     (a) to obtain prior to the earlier of the date required (if so required) or the Closing Date, all authorizations, consents, orders, permits or approvals of, or notices to, or filings, registrations or qualifications with, any governmental, administrative or judicial authority or any other Person that are required on their respective parts, for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, provided that the Shareholders and AlliedSignal, as the case may be, will use their reasonable efforts to make or obtain the authorizations, consents, orders, permits, approvals, notices, filings, registrations and qualifications;

     (b) to defend, consistent with applicable principles and requirements of law, any lawsuit or other legal proceedings, whether judicial or administrative, whether brought derivatively or on behalf of third persons (including governmental authorities) challenging this Agreement or the transactions contemplated hereby;

     (c) to furnish to each other such information and assistance as may reasonably be requested in connection with the foregoing; and

     (d) to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

     5.14 Notification of Certain Matters. Between the date hereof and the Closing, the Shareholders and the Company, on the one hand, and AlliedSignal, on the other hand, will give prompt notice in writing to the other of: (i) any information known to the Shareholders and the Company, on the one hand, or AlliedSignal, on the other hand, that indicates that any representation or warranty of the Shareholders and the Company, on the one hand, or AlliedSignal, on the other hand, contained herein will not be true and correct in any material respect as of the Closing and (ii) the occurrence of any event known to the Shareholders and the Company, on the one hand, or AlliedSignal, on the other hand, which will result, or has a reasonable prospect of resulting, in the failure to satisfy a condition specified in Article VII hereof.

     5.15 Tax Reorganization. Before the Effective Time, neither AlliedSignal nor the Shareholders shall intentionally take or fail to take any action within its control and not contemplated by this Agreement that would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code. Subsequent to the Effective Time, neither AlliedSignal nor the Shareholders shall take any action within its control and not contemplated by this Agreement that would disqualify the Merger as a reorganization under the Code.

     5.16 Professional Fees. AlliedSignal agrees to pay on the Closing Date, by wire transfer or by check as specified by the Company in writing to AlliedSignal at least five Business Days prior to Closing, in exchange for appropriate releases, the legal, accounting and other professional fees and reasonable out-of-pocket expenses incurred or paid by the Company in connection with the execution, delivery and closing of this Agreement and the Ancillary Agreements (the "Expense Amount") up to an aggregate limit of $30,000 (such amount to be reduced by the Expense Amount to the extent is has already been paid). The Company shall cause to be submitted to AlliedSignal the invoices and receipts to support all such fees and expenses. Any such fees and expenses in excess of $30,000 shall be to the account of the Shareholders.

ARTICLE VI
                         INDEMNIFICATION

     6.01 Indemnification by the Shareholders. The Shareholders, jointly and severally, shall indemnify AlliedSignal and the Company against and hold

AlliedSignal and the Company harmless from any Liability (including, without limitation, reasonable legal fees and expenses) (collectively, a "Loss") to the extent arising from or relating to (i) any breach of any representation or warranty of any Shareholder or the Company contained in this Agreement or in any certificate, instrument or other document delivered pursuant hereto or in connection with the transactions contemplated hereby, (ii) any real properties formerly owned or occupied by the Company but no longer owned or occupied by the Company at the time of the Closing; (iii) any Liability for Environmental Damages based upon facts, events, conditions or circumstances occurring or existing prior to the Closing Date; (iv) any breach by any Shareholder or the Company of any covenant of or to be performed by any Shareholder or the Company; (v) any remaining amounts due as a result of the procedure for Uncollected Receivables described in Section 5.09(a); and (vi) any Liability not disclosed by any Shareholder and/or the Company to AlliedSignal prior to Closing.

     6.02 Indemnification by AlliedSignal. AlliedSignal shall indemnify and hold the Shareholders harmless from (i) any Loss to the extent arising from any breach of any representation or warranty of AlliedSignal contained in this Agreement or in any certificate, instrument or other document delivered pursuant hereto or in connection herewith; and (ii) any breach by AlliedSignal of any covenant of or to be performed by AlliedSignal.

     6.03 (a) Survival; Termination and Scope of Indemnification for Breach of Representations. The representations and warranties contained in this Agreement and the Ancillary Agreements shall survive the Closing until the first anniversary of the Closing Date; provided, however, that the representations and warranties concerning title to the Shares shall survive the Closing indefinitely. The covenants contained in this Agreement and the Ancillary Agreements that by their terms are to be performed after the Closing shall survive the Closing. The obligations to indemnify and hold harmless AlliedSignal pursuant to Section 6.01(i) and the Shareholders pursuant to
Section 6.02(i) shall terminate one (1) year after the Closing; provided, however, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the Person to be indemnified or the related party hereto shall have, before the expiration of the one (1) year period, made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the indemnifying party and shall survive as to such claim until such claim has been finally resolved. Neither the Shareholders on the one hand nor AlliedSignal on the other hand shall have any liability or obligation to indemnify the other for any such breach until the aggregate of all claims made pursuant to Section 6.01 (i) or
Section 6.02(i), as the case may be, exceed $25,000 and then only for the amount which exceeds $25,000. Notwithstanding anything herein to the contrary, the representations and warranties made in Section 3.02 shall survive the Closing indefinitely.

     (b) Adjustment of Aggregate Merger Number. Any reimbursement by the Shareholders in connection with a claim made by AlliedSignal pursuant to Section 6.01 will be deemed an adjustment in the Aggregate Merger Number and shall occur solely by withdrawing and returning of the Indemnity Shares to AlliedSignal in accordance with the provisions of this Agreement and the Indemnity Escrow Agreement; provided that the limitation set forth in this Section 6.03 shall not apply to Losses incurred by AlliedSignal by reason of a breach of the representation and warranty contained in Section 3.02 or to fraud or willful or intentional misrepresentation or omission.

     (c) Shareholders' Cap. Notwithstanding anything to the contrary in this Agreement, the aggregate liability of the Shareholders pursuant to this Agreement will not exceed the Market Value measured by the Average Closing Price of the Indemnity Shares, and will be paid by withdrawing AlliedSignal Common Stock from the Indemnity Escrow Account and returning it to AlliedSignal at the Market Value measured by the Average Closing Price; provided, however, that this limitation shall not apply to a breach of the Shareholders' representation and warranty contained in Section 3.02 or to fraud or willful or intentional misrepresentation or omission, for which the aggregate liability of Shareholders shall in no event exceed the consideration received by them under this Agreement.

     (d) AlliedSignal's Cap. Notwithstanding anything to the contrary in this Agreement, the aggregate liability of AlliedSignal pursuant to this Agreement will not exceed $1,000,000; provided, however, that this limitation shall not apply to any Loss suffered by the Shareholders as a result of the breach by AlliedSignal of (i) its representations in Section 4.02 or to fraud or willful or intentional misrepresentation or omission or (ii) its covenants contained in Section 5.08 (or the Registration Rights Agreement).

     6.04 Indemnification Procedure. (a) Any party seeking indemnification hereunder (the "Indemnitee") shall notify the party liable for such indemnification (the "Indemnitor") in writing of any event, omission or occurrence which the Indemnitee has determined has given or could give rise to Losses which are indemnifiable hereunder (such written notice being hereinafter referred to as a "Notice of Claim"). Any Notice of Claim shall be given promptly after the Indemnitee becomes aware of such event, omission or occurrence. Except with respect to claims governed by the limitations contained in Section 6.03, the failure of any Indemnitee to give notice as provided in this
Section 6.04 shall not relieve the Indemnitor of its obligations hereunder, except to the extent that the Indemnitor is actually prejudiced by such failure to give notice. A Notice of Claim shall specify in reasonable detail the nature and any particulars of the event, omission or occurrence giving rise to a right of indemnification.

     (b) This indemnity is conditioned upon and subject to Indemnitee giving its full cooperation in complying with any applicable foreign, federal, state or local laws, rules or regulations or any discovery or testimony necessary to effectively carry out Indemnitor's obligations hereunder. Such cooperation shall be without charge to the Indemnitor.

     6.05 Claims by Third Parties. If a party to this Agreement seeks indemnity hereunder with respect to a claim by a third party:

     (a) For the purposes of this Section 6.05, "Third Party Claim" means any demand which has been made on, or communicated to AlliedSignal or the Shareholders by or on behalf of any Person other than AlliedSignal or the Shareholders and which, if maintained or enforced, might result in a claim for indemnification in the nature described in Section 6.01 or 6.02 of this Agreement being made.

     (b) Promptly upon receipt by Indemnitee of notice of any Third Party Claim in respect of which the Indemnitee proposes to demand indemnification from another party to this Agreement, the Indemnitee shall forthwith give notice to that effect to the Indemnitor.

     (c) The Indemnitor shall have the right, exercisable by giving notice to the Indemnitee not later than thirty (30) days after receipt of the notice described in Section 6.03 for claims covered by thereby, and otherwise promptly, as described in 6.05(b) hereto, as the case may be, to assume the defense of the Third Party Claim.

     (d) Upon the assumption of the defense by the Indemnitor as aforesaid, the Indemnitor shall, at its expense, diligently proceed with the defense of the Third Party Claim at the Indemnitor's sole expense, including employment of counsel satisfactory to the Indemnitee. In connection therewith, so long as the Indemnitor is defending in good faith any such Third Party Claim, the Indemnitee shall cooperate fully, but at the expense of the Indemnitor, to make available to the Indemnitor all pertinent information and witnesses under Indemnitee's control and to make such assignments and take such other steps as in the opinion of counsel for the Indemnitor are necessary to enable the Indemnitor to conduct such defense, provided always that the Indemnitee shall be entitled to reasonable security from the Indemnitor for any expense, costs or other Liabilities to which it may be or may become exposed by reason of such cooperation. The Indemnitee shall have the right, but not the obligation, to participate, at its own expense, in the defense thereof through counsel of its own choice, and shall have the right, but not the obligation, to assert any and all allowable crossclaims or counterclaims it may have pursuant to this Article.

     (e) With respect to the defense of a Third Party Claim undertaken by an Indemnitor, any compromise or settlement of such Third Party Claim by Indemnitor which would result in a payment obligations of, or injunctive relief against the Indemnitee, shall not be made or effective against Indemnitee without the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed).

     (f) Should the Indemnitor fail to give notice to the Indemnitee as provided in clause (c) hereof, or in the event the Indemnitor fails to defend, contest or otherwise protect against any Third Party Claim, the Indemnitee shall have the right, but not the obligation, to defend, contest, or to otherwise protect against the same; provided that the Indemnitee shall keep the Indemnitor reasonably advised as to the current status and progress thereof. The Indemnitee shall have the right, but not the obligation, to make any compromise or settlement of any such Third Party Claim, and, to the extent it is determined that the Indemnitor is liable for the Loss in connection therewith, the Indemnitee shall be entitled to all amounts paid as a result of such Third Party Claim or any compromise of settlement thereof, provided, however, that any such compromise or settlement which would result in a payment obligation of or injunctive relief against Indemnitor shall not be made or effective against Indemnitor without the prior written consent of Indemnitor which shall not be unreasonably withheld.

     (g)  From and after delivery of the notice referred to in
Section 6.05(c) above, the Indemnitor shall be relieved of the obligations to reimburse the Indemnitee for any other legal, accounting or other out-of-pocket costs and expenses thereafter incurred by the Indemnitee with respect to the defense of such claim, action or proceeding notwithstanding any participation by the Indemnitee therein.

     (h) If the Indemnitee subsequently recovers all or part of the Third Party Claim from any other Person legally obligated to pay the claim, the Indemnitee shall forthwith repay to the Indemnitor the amounts recovered up to an amount not exceeding the payment made by the Indemnitor to the Indemnitee by way of indemnity.

     6.06 Procedures With Respect to Indemnified Losses of Shareholders. With respect to any claims existing on the date hereof or which result in Third Party Claims prior to Closing for which the Shareholders are required to indemnify AlliedSignal pursuant to Section 6.01 hereof, AlliedSignal after the Closing shall cooperate with the Shareholders in defending any such claim and promptly advise the Shareholders of developments or the Shareholders shall continue to control such claims as AlliedSignal and the Shareholders may agree; provided, however, with respect to Taxes contested in good faith the Shareholders shall control the matter and with respect to litigation arising before Closing if AlliedSignal determines to control such matters by appointing new counsel different than Company's prior counsel, the costs of such new counsel shall not be a Loss or expense for which the Shareholders are obligated to indemnify AlliedSignal hereunder. Provided, however, AlliedSignal based on a change in circumstances and after consultation with the Shareholders may appoint new counsel if AlliedSignal agrees in writing to absorb all of the expenses incurred by new counsel in learning the facts and the law involved in the case and any other costs of the change in counsel without seeking indemnification for such expenses from the Shareholders.


                           ARTICLE VII
                      CONDITIONS TO CLOSING

     7.01 Conditions to the Obligations of the Company and AlliedSignal. The respective obligations of the Shareholders and the Company, on the one hand, and AlliedSignal, on the other hand, to consummate the transactions contemplated by this Agreement are subject to fulfillment of the following conditions:

     (a) The Indemnity Escrow Agreement and the Earnout Escrow
Agreement shall have been executed and delivered by the parties thereto in substantially the form thereof attached to this Agreement.

     (b) At the Closing, the Shareholders will deliver to AlliedSignal certificates evidencing the Shares duly endorsed to AlliedSignal (or with separate stock powers) and AlliedSignal will deliver (i) to the Shareholders certificates evidencing the number of shares of AlliedSignal Common Stock to be transferred to the Shareholders in accordance with Article II, and (ii) to the Escrow Agent, certificates evidencing the number of shares of AlliedSignal Common Stock to be transferred to the Escrow Agent pursuant to Article II.

     (c) The Registration Rights Agreement in substantially the form set forth in Exhibit G shall have been executed and delivered by AlliedSignal and the Shareholders.

     (d) Retention Agreements in substantially the form set forth in Exhibit D shall have been executed and delivered by the relevant employees and AlliedSignal on or before the Closing
Date.

     (e) No order, stay, judgment or decree will have been issued by any court and be in effect restraining or prohibiting the consummation of the transactions contemplated hereby.

     7.02 Conditions to the Obligations of the Company and the Shareholders. The obligations of the Company and the Shareholders to consummate the transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing, of the following conditions:

     (a) The representations and warranties of AlliedSignal contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct, in all material respects, on and as of the Closing with the same effect as if made on and as of the Closing and at the Closing AlliedSignal shall have delivered to the Shareholders a certificate to that effect;

     (b) Each of the covenants and obligations of AlliedSignal to be performed on or before the Closing pursuant to the terms of this Agreement shall have been duly performed on or before the Closing and at the Closing AlliedSignal shall have delivered to the Shareholders a certificate to that effect; and

     (c)  The Shareholders shall have received an opinion of Anne
T. Madden, General Counsel, Specialty Chemicals, dated as of the
Closing, in form and substance reasonably satisfactory to the Shareholders, covering the matters set forth in Exhibit F.

     (b) The repayment in full of the Company's Indebtedness to PurePak Technology Corporation and the Shareholders.

     7.03 Conditions to Obligations of AlliedSignal. The obligation of AlliedSignal to consummate the transactions contemplated hereby is subject to the satisfaction, on or prior to the Closing, of the following conditions:

     (a) Since the date of this Agreement, there have not been any material adverse changes in the financial position, assets, operations or prospects of the Business or the Company;

     (b) The representations and warranties of the Shareholders and the Company contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct, in all material respects, on and as of the Closing with the same effect as if made on and as of the Closing and at the Closing the Company and the Shareholders shall have delivered to AlliedSignal a certificate to that effect;

     (c) Each of the covenants and obligations of the Company and the Shareholders to be performed on or before the Closing pursuant to the terms of this Agreement shall have been duly performed on or before the Closing and at the Closing the Shareholders shall have delivered to AlliedSignal a certificate to that effect;

     (d)  AlliedSignal shall have received an opinion of Michael
Montgomery, counsel for the Company, dated as of the Closing, in form and substance reasonably satisfactory to AlliedSignal, covering the matters set forth in Exhibit E;

     (e) AlliedSignal shall have received certificates representing all of the Shares, duly endorsed in blank or accompanied by stock powers duly executed by the Shareholders in blank, in proper form for transfer. To the extent any certificates have been issued in the name of any Person other than or in addition to any Shareholder, AlliedSignal shall have received evidence to its reasonable satisfaction that all necessary consents and approvals have been received by such Shareholder (indicating due authorization and consent) to enable such Shareholder to transfer the certificate(s) representing all of the Shares of such Shareholder free and clear of any Liens or Share Encumbrances.

     (c) The Shareholders and the Company will have furnished AlliedSignal with such certificates of its officers and others as AlliedSignal may reasonably request to evidence satisfaction of the conditions set forth in this Section 7.03 and elsewhere in this Agreement.

     (g) The receipt by the Company of the letter agreement, in form reasonably satisfactory to AlliedSignal, of Prism Technologies ("Prism") that it will not exercise the option right to convert its loan into Company Common Stock pursuant to the Company's Promissory Note to Prism dated April 21, 1998.

     (h) Release of the Company's guarantee of the Indebtedness of PurePak Technology Corporation ("PurePak") dated December 3,
1996.

     (i) Releases from PurePak and the Shareholders upon the repayment of the Company's Indebtedness thereto, indicating the full satisfaction of such Indebtedness, in form reasonably satisfactory to AlliedSignal.

     (j) Evidence reasonably satisfactory to AlliedSignal that Michael A. Dodd and James G. Favier, Jr. have resigned as officers of PurePak.

                          ARTICLE VIII
                           TERMINATION

     8.01 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

     (a) by mutual written consent of the Shareholders and the Company, on the one hand, and AlliedSignal, on the other hand, or by mutual written consent of the Company and AlliedSignal;

     (b) by either the Shareholders or AlliedSignal, if any court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated herein;

     (c) by either the Shareholders and the Company, on the one hand, or AlliedSignal, on the other hand, or by either the Company or AlliedSignal, if Closing has not occurred by December
31, 1998.

     If AlliedSignal or the Shareholders and the Company terminate this Agreement pursuant to the provisions hereof, such termination will be effected by written notice to the other party specifying the provision thereof pursuant to which such termination is made.

     8.02 Effect of Termination.  (a)  Upon termination of this
Agreement pursuant to Section 8.01 hereof, except as provided in clause (b) below:

          (i) this Agreement will forthwith become null and void;
          (ii) such termination will be the sole remedy with respect to any breach of any representation or warranty contained in or made pursuant to this Agreement; and
          (iii) no party hereto or any of their respective officers, directors, employees, agents, consultants, stockholders or principals will have any liability or obligation hereunder or with respect hereto.

     (b) The provisions of clause (a) above notwithstanding, no party will be relieved of liability for any known breach (for this purpose knowledge shall be tested as of the date hereof only) of any representation or warranty contained herein or any breach of any covenant or agreement contained herein or for any termination not made in good faith.

                           ARTICLE IX
                          MISCELLANEOUS

     9.01 Entire Agreement. This Agreement (together with the Exhibits and Disclosure Schedules attached hereto and the Ancillary Agreements) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

     9.02 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

          if to AlliedSignal:

          AlliedSignal Inc.
          101 Columbia Road
          Morristown, New Jersey  07962
          Telecopy:  (973) 455-5817
          Attention:  General Counsel, Specialty Chemicals

          if to Shareholders:
          Michael A. Dodd
          Janet Dodd
          2885 N. Nevada Street, Suite 180
          Chandler, Arizona 85225
          Telecopy:  (602) 926-6117

          James G. Favier Jr.
          2885 N. Nevada Street, Suite 180
          Chandler, Arizona 85225
          Telecopy:  (602) 926-6117

          Robert J. Bealky
          Linda Bealky
          1465 N. Fiesta Blvd.
          Suite B106
          Gilbert, Arizona 85233
          Telecopy:  (602) 545-9288

          Robert J. Pfarr
          954 Lido Circle
          Byron, California 94514
          Telecopy:  (925) 513-1594

          Thomas J. Moyers
          5711 E. Fairbrook Street
          Mesa, Arizona 85205
          Telecopy:  (602) 545-9288

          Larry Dodd
          2885 N. Nevada Street, Suite 180
          Chandler, Arizona 85225 (602) 926-6117

          James E. Richards II
          1465 N. Fiesta Blvd., Suite 106B
          Gilbert, Arizona 85233

          Telecopy:  (602) 545-9288

          if to the Company:

          Southwest Microelectronic Materials, Inc.
          2885 N. Nevada Street, Suite 180
          Chandler, Arizona 85225
          Telecopy:  (602) 926-6117
          Attention:  Michael A. Dodd

          with a copy to:
          Law Offices of Michael J. Montgomery
          5518 E. Anderson Drive
          Scottsdale, Arizona 85254
          Telecopy:  (602) 264-0221
          Attention: Michael J. Montgomery, Esq.

or to such other address as the party to whom notice is given may have previously furnished to the other in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by telecopy shall be deemed effective on the first Business Day after such notice or communication was received. Any notice or communication sent by registered or certified mail shall be deemed effective on the fifth Business Day at the place from which such notice or communication was mailed following the day on which such notice or communication was mailed.

     9.03 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona applicable to contracts executed and to be delivered and performed entirely within such state without regard to principles of conflicts or choices of.

     9.04 Disputes.   Any dispute, controversy or claim arising
out of or relating to this Agreement or a breach of this Agreement, shall be finally resolved by arbitration. Either party may initiate the arbitration process by giving written notice to the other party. Such notice shall contain a statement setting forth the nature of the dispute, the amount involved, if any, and the remedy sought, which may include, without limitation, specific performance or other equitable relief. The arbitration shall be conducted in Arizona in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules") by a single arbitrator mutually agreed upon by the parties, or in the absence of any such agreement, by an arbiter selected from a panel provided by the office of the American Arbitration Association located in Arizona, in accordance with the Rules. In the event of any conflict between the Rules and this Section, the provisions of this section shall govern. The arbitration hearing shall be held as promptly as is practicable. The arbitral award shall be in writing and shall be final and binding upon the parties, and neither party shall appeal the award to any court, except that judgment upon the award may be entered in any court having jurisdiction thereof. Each party shall pay its own costs and attorney's fees and one-half the fee of the arbitrator.

     9.05 Descriptive Headings. The descriptive headings herein or in any Exhibit or Schedule hereto are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     9.06 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     9.07 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     9.08 Expenses. Except as otherwise provided herein (except for costs incurred by a party as a result of a breach of this Agreement by the other party), whether or not the transactions contemplated herein are consummated, each of the parties to this Agreement shall bear all costs and expenses incurred by it in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby.

     9.09 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors. This
Agreement may not be assigned by any party hereto.

     9.10 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties expressly stating that it is intended to amend this Agreement.

     9.11 Extension; Waiver. Any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document, certificate or writing delivered pursuant hereto by any other party, or (iii) waive compliance with any of the agreements or conditions contained herein or any breach thereof. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on the day and year first above written.

                              MICHAEL A. DODD

                              /s/ Michael A. Dodd
                              _______________________________


                              JANET DODD

                              /s/ Janet Dodd
                              _________________________________



                              JAMES G. FAVIER JR.

                              /s/ James G. Favier Jr.
                              _______________________________


                              ROBERT J. BEALKY

                              /s/ Robert J. Bealky
                              _______________________________



                               59
                              LINDA BEALKY

                              /s/ Linda Bealky
                              _______________________________



                              ROBERT J. PFARR

                              /s/ Robert J. Pfarr
                              _______________________________


                              THOMAS J. MOYERS

                              /s/ Thomas J. Moyers
                              _______________________________

                              LARRY DODD

                              /s/ Larry Dodd
                              _______________________________

                              JAMES E. RICHARDS II

                              /s/ James E. Richards II
                              _______________________________

                    SOUTHWEST MICROELECTRONIC
                         MATERIALS, INC.


                              By:
                                   /s/ Michael A. Dodd
                                   __________________________

                              Name:     Michael A. Dodd
                                   __________________________

                              Title: President
                                   __________________________

                              ALLIEDSIGNAL INC.


                              By:  /s/ Anne T. Madden
                                   __________________________

                              Name:     Anne T. Madden
                                   __________________________

                              Title: VP & General Counsel,
                                   Specialty  Chemicals
                                   __________________________

This Agreement and Plan of Merger and the Ancillary Agreements are hereby agreed and consented to by the following individuals who are spouses of certain of the Shareholders:

/s/ Shirley Moyers
__________________________________
Shirley Moyers, Spouse of Thomas J. Moyers


/s/ Roxanne Pfarr
__________________________________
Roxanne Pfarr, Spouse of Robert J. Pfarr


/s/ Virginia Favier
__________________________________
Virginia Favier, Spouse of James G. Favier, Jr.

                            Exhibit C


                       Earnout Calculation


   Pursuant to Article II, Earnout payments shall be paid to the Shareholders in accordance with the following formula based on a percentage of Net Sales and the terms and conditions as set forth below:

1.Definitions:

        "APEC Sales" means Net Sales of electronic wet process chemicals (as defined under AlliedSignal's alliance agreement with Air Products ("APEC")) manufactured by AlliedSignal in facilities other than the Company's operations made under AlliedSignal's alliance with APEC in the United States. Specifically excluded are AlliedSignal's AMM products, complementary SOG ancillaries sold in conjunction with AMM products (EBRs, Cup rinses, etc.), Photoresists and all other chemicals sold by AlliedSignal that are not electronic grade wet process chemicals. In any given calendar year during the Earnout Period (as defined below), if APEC does not meet the specified sales hurdles for that year set forth in AlliedSignal's alliance agreement with APEC thereby giving AlliedSignal the right to terminate the agreement and AlliedSignal determines not to so terminate, then AlliedSignal will guarantee to the Shareholders a minimum Earnout payment for APEC Sales of $400,000 for any given calendar year during the Earnout Period in which such conditions are met. "APEC Sales" must comply with the terms and conditions of AlliedSignal's alliance agreement with APEC.

        "Direct Sales" means Net Sales of Products sold to semiconductor fabs in the United States. Specifically excluded are AlliedSignal's AMM products, complementary SOG ancillaries sold in conjunction with AMM products (EBRs, Cup rinses, etc.), Photoresists and all other chemicals sold by AlliedSignal that are not electronic grade wet process chemicals.

        "Net Sales" means the aggregate annual gross revenues of APEC Sales in the US or Direct Sales in the US, calculated on the accrual basis consistent with past revenue recognition policies generally applicable to the respective business, less freight, returns and rebates.

        "Gross Profit" means Net Sales less the cost of goods sold on a basis consistent with AlliedSignal past practices which includes direct and indirect production labor, production materials, supplies directly or indirectly used in the production process, depreciation of production facilities and production equipment, external manufacturing subcontractors and service personnel and other production related expenses.

        For the avoidance of doubt, Net Sales of Products through AlliedSignal's subsidiaries and/or Affiliates and Net Sales of Products by companies or businesses acquired by AlliedSignal after the Closing Date which are incremental to similar sales by such companies or businesses prior to acquisition shall be counted for purposes of the Earnout calculation made herein.



2.Earnout Payment Formula:

                           Million Dollars of Net Sales
             Earnout
             Payment
             Percentag  1999   2000    2001   2002    2003
                e

   APEC         0%                     0-5    0-10    0-15
   Sales
                5%      0-15   0-15   >5-20  >10-25  >15-30
                1%      >15    >15     >20    >25     >30

   Direct       0%      0-5    0-5     0-10   0-10    0-15
   Sales
                5%     >5-25  >5-25   >10-30 >10-30  >15-35
                1%      >25    >25     >30    >30     >35

3.Terms and Conditions:

        Earnout payments shall be paid annually for the five-year period beginning with the year ended December 31, 1999 (the
      "Earnout Period").

        Any bad debts or uncollectible receivable shall not count towards the determination of the Earnout payments; provided, however, if any such bad debt or uncollectible receivable is subsequently collected, it would be eligible for Earnout payment determination, when collected.

        Direct Sales: The Earnout payment for Direct Sales in a given calendar year shall only be paid if Net Sales of Direct Sales for such calendar year have a Gross Profit percentage on an annual basis of at least 15% in 1999, 20% in 2000, 25% in 2001 and 25% thereafter. If the Gross Profit percentage is below the relevant Gross Profit percentage described in the previous sentence for such calendar year, the Earnout payment for such calendar year shall be decreased by 10% for each one (1) percentage point that Gross Profit percentage is below the relevant Gross Profit percentage. No Earnout payment will be made for any calendar year in which the Gross Profit percentage for Direct Sales is below 5% for 1999, 10% for 2000 or 15% for 2001 and thereafter. The Gross Profit percentage target for Direct Sales shall be increased to 30% effective for all the calendar years in the Earnout Period thereafter upon the first to occur in a given calendar year of the following: (a) the Gross Profit percentage for Direct Sales for such calendar year is at least 30% on an annual basis or (b) upon completion in such calendar year of a new facility to manufacture the Products in the United States; provided, however, that if a new facility is completed within the first quarter of such calendar year, the Gross Profit percentage target of 30% shall be effective for such year as well. No Earnout payment will be made for any calendar year in which the Gross Profit percentage for Direct Sales is below 20% while the Gross Profit percentage target is 30%.

    For purposes of this Exhibit C, "Gross Profit percentage" means Gross Profit divided by Net Sales.
4.   Earnout Payment Pay-Out Process:

      AlliedSignal will calculate each proposed annual Earnout payment amount and the Gross Profit for each Earnout payment year in the Earnout Period and will present such calculations, in reasonable detail, to the Shareholders' Agent (as defined in the Earnout Escrow Agreement) and the Escrow Agent no later than 45 days after the end of the related Earnout payment year. AlliedSignal will maintain such records as are necessary to calculate each proposed annual Earnout payment amount and the Gross Profit percentage for each Earnout payment year. The proposed annual Earnout payment amount shall be binding upon the parties to this Agreement and determined to be the "Earnout Payment Amount" unless the Shareholders' Agent gives written notice of disagreement with any proposed annual Earnout payment amount to AlliedSignal and the Escrow Agent within 30 days after its receipt of a proposed annual Earnout payment amount, specifying the nature and extent of such disagreement in sufficient specificity that AlliedSignal is able to investigate and respond to each element of such disagreement, and AlliedSignal will give the Shareholders' Agent reasonable access to records needed to verify the calculation of each proposed annual Earnout payment amount. If AlliedSignal and the Shareholders' Agent are unable to resolve any such disagreement within such period, the disagreement shall be referred for final determination to an independent accounting firm of national reputation selected by the mutual agreement of AlliedSignal and Shareholders' Agent (the "Earnout

  Payment Selected Firm"), and the resolution of that disagreement and the annual Earnout payment resulting therefrom shall be final and binding upon the parties hereto for purposes of this Agreement. If AlliedSignal and Shareholders' Agent cannot agree on the Earnout Payment Selected Firm, it shall be chosen by Price Waterhouse. The annual Earnout payment as finally determined by the parties or by the Earnout Payment Selected Firm is the "Annual Earnout Payment." Each party shall bear its own costs related to the preparation and investigation of the annual Earnout payment amount. The fees and disbursements of the Earnout Payment Selected Firm shall be shared equally by AlliedSignal and Shareholders.

      Subject to Article II and this Exhibit C, on the fifteenth Trading Day after determination of the annual Earnout payment amount (the "Earnout Payment Date"), the Escrow Agent shall release to the Shareholders' Agent from the Earnout Shares a number of shares of AlliedSignal Common Stock having an Escrow Market Value measured by the Average Trading Price equal to the Annual Earnout Payment in respect of the immediately preceding Earnout payment year (rounded to the nearest whole share). The Shareholders' Agent shall distribute to the Shareholders their proportional share (as set forth on Schedule 3.02) of the number of Earnout Shares (if any) issued in payment of the annual Earnout payment amount. Prior to the expiration of the Earnout Period, AlliedSignal and the Shareholder Agent shall mutually agree upon a good faith estimate of the final Earnout payment (if any) so that the Earnout Shares shall be finally released from the Earnout Escrow (to either the Shareholders or AlliedSignal, as the case may be) no later than December 31, 2003. If, during the Escrow Period, the Earnout Shares are insufficient to make the Earnout payments, AlliedSignal shall pay any additional Earnout obligations to the Shareholders in cash in proportion to their shareholdings of Company Common Stock immediately prior to the Effective Time.


AlliedSignal shall cause its obligations to make payment of the Earnout to the Shareholders to be binding on its successors and assigns to the Business should the Business be sold or otherwise disposed of by AlliedSignal to a third party. Notwithstanding the foregoing, the sale or other disposition of the Business by AlliedSignal shall not relieve AlliedSignal from its obligation to make the Earnout payments to the Shareholders as calculated in accordance with this Exhibit C; provided, however, that nothing herein shall entitle the Shareholders to Earnout payments in excess of those calculated hereunder.

5.   Illustrations:  The operation of Article II and this Exhibit
  C can be illustrated by the following examples.

  Example 1:     Assumed Facts:  70,000 Earnout Shares with a
  Market Value measured by the Average Closing Price of $40.00 per share are placed into the Earnout Escrow. Further assume that for the calendar year 1999 the Business has $10,000,000 of Direct Sales and $10,000,000 of APEC Sales. Assume that the Gross Profit percentage of Direct Sales for such year is 15%. Finally, assume that the Escrow Market Value of the Earnout Shares measured by the Average Trading Price is $50.00 per share. The Earnout would be calculated as follows:

  $10,000,000         Direct Sales

    5,000,000         Deductible

  $ 5,000,000         Excess Direct Sales

              5%      Applicable Percentage

  $   250,000         Earnout for Direct Sales



  $10,000,000         APEC Sales

              5%      Applicable Percentage

  $   500,000         Earnout for APEC Sales



  $   250,000         Earnout for Direct Sales

  $   500,000         Earnout for APEC Sales

  $   750,000         Total Earnout

  $   750,000         Total Earnout

  $      50.00        Earnout Market Value of Earnout Shares

  15,000         Earnout Shares released for year 1 of Earnout
  Period

     Example 2:     The facts are the same as in Example 1,
except that the Gross Profit percentage of Direct Sales is 13% instead of 15%. The Earnout for year 1 would be calculated as follows:

  $10,000,000         Direct Sales

    5,000,000         Deductible

  $ 5,000,000         Excess Direct Sales

              5%      Applicable Percentage

  $   250,000         Tentative Earnout for Direct Sales

             80%      Adjustment for Gross Profit Deficiency
  (100% - 20%)

  $   200,000         Earnout for Direct Sales



  $10,000,000         APEC Sales

              5%      Applicable Percentage

  $   500,000         Earnout for APEC Sales



  $   200,000         Earnout for Direct Sales

  $   500,000         Earnout for APEC Sales

  $   700,000         Total Earnout

       $   700,000         Total Earnout

          /  $50.00 Escrow Market Value of Earnout Shares
          14,000    Earnout Shares released for year 1 of Earnout
Period